Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  312.396.7086
                  (Investors) Tammy Hill, SVP, Investor Relations
                  317.817.2893

                Conseco Reports Record Second Quarter Net Income

     o Net income applicable to common stock: a record $78.6 million, up 76% over 2Q04
     o    Net Operating Income (1): $74.1 million, up 58% over 2Q04
     o    Seventh consecutive quarter of strong earnings
     o    Consolidated new annualized premium up 10% over 2Q04
     o    Bankers Life achieves record quarterly sales

Carmel, Ind., August 4, 2005 - Conseco, Inc. (NYSE: CNO) today reported results for the second quarter of 2005 - the company's seventh consecutive quarter of strong earnings. Net income applicable to common stock was a record $78.6 million, a 76% increase versus $44.6 million in 2Q04. Net Operating Income (1) was $74.1 million, a 58% increase versus $46.9 million in 2Q04. Net Income per share was 48 cents versus 34 cents in 2Q04. Net Operating Income per share was 45 cents versus 36 cents in 2Q04. All per-share results are on a diluted basis. Earnings before corporate interest, net realized investment gains and taxes ("EBIT") (2) were $146.2 million in 2Q05, an 11% increase versus $131.5 million in 2Q04.

President and CEO William Kirsch said, "During the past 12 months, Conseco has achieved steady and consistent progress on each of our key initiatives. We have fundamentally strengthened our balance sheet, expense management, operations, product offerings, distribution systems, internal controls and, most importantly, our management team. Building on these accomplishments, we have now posted a record quarter and our seventh consecutive quarter of strong earnings. We continue to build our financial strength with a debt-to-total capital ratio, excluding accumulated other comprehensive income, of 17% (3) and a book value per share, excluding accumulated other comprehensive income, of $20.21 (3).

"We will continue to deliver on our key initiatives, and will invest in building a strong platform as we reduce costs, grow sales and provide excellent customer service," Kirsch said.

-------------------------------------------------------------------------------

(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 3.

(2) Management believes that an analysis of earnings before corporate interest, net investment gains and taxes ("EBIT", a non-GAAP financial measure) is a clearer measure of the productivity improvements of the company quarter-over-quarter because it excludes: (i) the effects of the 2004 equity offering and debt refinancing; and (ii) net realized investment gains that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 3.

(3) This non-GAAP measure differs from the corresponding GAAP measure for debt to total capital of 15% and book value per common share of $23.35 because accumulated other comprehensive income has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income.

                                    - more -

                                                                    Conseco (2)
                                                                 August 4, 2005

Highlights of the quarter include consistent execution on a number of key initiatives to accelerate Conseco's future top- and bottom-line growth:

     1. Sales and revenue growth. We are achieving measured sales growth in products where we can compete profitably today, and which will serve as the foundation for a family of future products. Our total consolidated sales were up 10% over the year ago second quarter. We are positioned to capitalize on growth opportunities across three distribution channels, including captive, independent and direct sales.

          At Conseco Insurance Group (independent channel), total new annualized premium sales were up 6% over 2Q04 (valuing first year annuity deposits at 6% of the deposit amount). This increase is comprised of a 1% increase in supplemental health and life sales, and a 92% increase in first-year annuity deposits. Three new products, The Conseco Patriot, a flexible premium indexed annuity, the True Level Choice 5, a short-term multi-year guarantee fixed annuity, and a Worksite Universal Life product were launched this quarter. Additionally, we are actively identifying new commitments and opportunities for future products as we position our product portfolio for 2006. To support our new product offerings, we are making further additions to the annuity, life and health sales teams, increasing our penetration of the independent channel.

          At Bankers Life (career distribution), total new annualized premium sales were up 12% over 2Q04 (valuing first year annuity deposits at 6% of the deposit amount). This increase is comprised of a 14% increase in supplemental health and life sales, and a 4% increase in first-year annuity deposits. At Colonial Penn (direct channel), total sales were up 9% over the year-ago quarter.

     2. Operational excellence. We continue to make substantial progress implementing a more efficient operating platform designed to provide excellent customer service in a scalable, low-cost environment that can be leveraged to accommodate anticipated revenue growth over the next several years. Highlights for the quarter include positive results from an independent customer survey that puts Bankers Life among the top quartile of participants in terms of customer satisfaction. In addition to substantial improvements in call center support and transaction processing, Conseco Insurance Group continues to make progress on delivering its "Transformational Roadmap" program, a group of projects designed to establish a more efficient operating platform. Highlights include delivering three key projects by year-end 2005, including the installation of an enterprise-wide workflow automation system, implementing enhanced call center technologies, and deploying improvements in cash management.

     3. Technological excellence. We are consolidating and simplifying data processing and management systems in order to provide better and more cost effective service to policyholders and distribution partners. In the second quarter, we further simplified the environment by retiring an annuity payout system. We now are focusing on systems conversions in our health platform to improve processing new and existing business and to facilitate tighter claims management. We also strengthened our capabilities by recruiting a senior IT executive responsible for Service Delivery, and cemented plans for enlarging the capacity of our owned offshore development center by the announcement of construction of new facilities now re-branded Conseco Data Services (India) Pvt. Ltd.

     4. Expense management. Through dedicated and accelerated cost-cutting efforts, we are on track to exceed our 2005 expense reduction goal of $30 million. Consistent with our commitment to becoming a low-cost operator, we are continuing to aggressively eliminate non-strategic costs. All operating segments achieved or exceeded their expense savings goals this quarter through initiatives that have reduced redundancies, streamlined back-office operations and improved claims processes, and we are looking for additional expense reductions.

     5. Best practices in governance and compliance. We continue to enhance internal controls across our business activities and are making steady progress toward best practices across all our business units.


                                    - more -

                                                                     Conseco (3)
                                                                 August 4, 2005

     6. A unified performance culture. During the quarter we continued strengthening our leadership team with the addition of outstanding proven executives, including Mike Dubes, president of Conseco Insurance Group, and Sue Menzel, executive vice president and head of human resources. We have now added 19 new key executives to our team since August 2004, who individually and collectively are expanding Conseco's expertise and growth prospects. As we continue to upgrade and develop our talent, we are also aligning all individual goals with our business priorities and linking rewards to individual and business segment performance.

2005 outlook
Based on Conseco's first half results, the Company remains confident that earnings for 2005 will equal or exceed $1.68 of net income per share. This outlook is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates. Estimates exclude the impact of net realized investment gains or losses. (See note on forward-looking statements below).

Operating results
Results by segment were as follows ($ in millions):

                                                                       Three Months Ended        Three Months Ended
                                                                          June 30, 2005             June 30, 2004
                                                                          -------------             -------------
EBIT:
  Bankers Life                                                              $ 68.4                      $ 53.7
  Conseco Insurance Group ("CIG")                                             66.1                        68.6
  Other Business in Run-off                                                   21.4                        15.6
  Corporate Operations, excluding corporate interest expense                  (9.7)                       (6.4)
                                                                            ------                      ------

     Total EBIT                                                              146.2                       131.5

  Corporate interest expense                                                 (13.1)                      (21.1)
                                                                            -------                     -------
     Income before net realized investment gains (losses) and taxes          133.1                       110.4
Tax expense                                                                   49.5                        39.8
                                                                            ------                      ------
     Net income before net realized investment gains (losses)                 83.6                        70.6
Preferred stock dividends:
   10.50% Class A convertible exchangeable preferred
     stock (retired June 11, 2004)                                             -                          18.4
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                                               9.5                         5.3
                                                                            ------                      ------

     Net Operating Income                                                     74.1                        46.9

Net realized investment gains (losses), net of related
     amortization and taxes                                                    4.5                        (2.3)
                                                                            ------                      -------

     Net Income applicable to common stock                                  $ 78.6                      $ 44.6
                                                                            ======                      ======

In our Bankers Life segment, income before net realized investment gains and income taxes for the second quarter of 2005 was $68.4 million, an increase of 27% compared to the second quarter of 2004. Bankers Life earnings improvement reflects the overall growth of the business, reduced operating expenses and increased investment income, partially offset by higher benefit ratios in the segment's health lines. Bankers Life income in the second quarter of 2005 also included $1 million of prepayment investment income on fixed maturity investments and a $6.4 million favorable adjustment resulting from refinements in long-term care reserve calculations.

                                    - more -

                                                                    Conseco (4)
                                                                 August 4, 2005

In our Conseco Insurance Group segment, income before net realized investment gains and income taxes totaled $66.1 million in the second quarter of 2005 compared to $68.6 million in the second quarter of 2004. As previously reported, CIG's results in the second quarter of 2004 were favorably impacted by a reduction to amortization expense of $7.7 million for the adjustment of assumptions related to the value of policies inforce. CIG's earnings in the second quarter of 2005 reflect higher net investment income, lower expenses and higher benefit ratios in the segment's health lines. CIG's net investment income in the second quarter of 2005 included $6 million of prepayment income on fixed maturity investments and mortgage loans.

In our Other Business in Run-off segment, income before net realized investment gains and income taxes was $21.4 million in the second quarter of 2005, compared to $15.6 million in the year-earlier period, reflecting higher net investment income and reduced expenses.

Corporate Operations include "40|86 Advisors," our investment advisory subsidiary, and the expenses of our corporate operations.

The company will host a conference call to discuss results later this morning. Management's conference call will begin at 10:00 a.m. Eastern Daylight Time. The webcast can be accessed through the Investors section of the company's website as follows:
https://www.conseco.com/conseco/selfservice/about/investors/webcasts.jhtml.
Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                    - Tables Follow -

                                                                    Conseco (5)
                                                                 August 4, 2005

                         CONSECO, INC. AND SUBSIDIARIES
      PRODUCT BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                            Three Months    Three Months
                                                                                                Ended           Ended
                                                                                            June 30, 2005   June 30, 2004
                                                                                            -------------   -------------
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $164 million     $161 million
  Benefit ratio.........................................................................           72.4%            69.0%

Long-Term Care:
  Earned premium........................................................................    $140 million     $133 million
  Benefit ratio.........................................................................           92.6%            89.1%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           64.3%            62.4%

Conseco Insurance Group segment:
Medicare Supplement:
  Earned premium........................................................................     $74 million      $94 million
  Benefit ratio (b).....................................................................           63.2%            62.9%

Specified Disease:
  Earned premium........................................................................     $90 million      $92 million
  Benefit ratio.........................................................................           74.0%            64.3%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           43.0%            35.3%

Other Business in Run-off segment:
  Earned premium........................................................................     $90 million     $101 million
  Benefit ratio.........................................................................           97.6%            95.2%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           48.6%            55.7%

--------------

(a) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

(b) Reported benefit ratios below 65% on CIG's Medicare supplement products include the impact of active life reserves released on lapsed policies. The earnings impact from such decreases in reserves is generally offset by increased amortization expense.

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                            Three Months       Three Months
                                                                                                Ended              Ended
                                                                                            June 30, 2005      June 30, 2004
                                                                                            -------------      -------------
Bankers Life segment:
  Annuity products......................................................................         $238.6            $230.4
  Supplemental health products..........................................................          304.5             293.2
  Life products.........................................................................           55.7              41.1
                                                                                                 ------           -------
  Total collected premiums..............................................................         $598.8            $564.7
                                                                                                 ======            ======

Conseco Insurance Group segment:
  Annuity products......................................................................         $ 28.1            $ 15.9
  Supplemental health products..........................................................          166.0             181.8
  Life products.........................................................................           83.0              90.2
                                                                                                 ------            ------
  Total collected premiums..............................................................         $277.1            $287.9
                                                                                                 ======            ======

Other Business in Run-off segment:
  Long-term care products...............................................................          $87.7             $92.1
  Major medical products................................................................            0.6               5.3

                                    - more -

                                                                     Conseco (6)
                                                                 August 4, 2005

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                              June 30,         December 31,
                                                                                                2005               2004
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       June 30, 2005 - $21,599.8; December 31, 2004 - $21,015.4)..........................    $22,441.7         $21,633.4
     Equity securities at fair value (cost: June 30, 2005 - $32.4;
       December 31, 2004 - $32.7).........................................................         33.8              33.9
     Mortgage loans.......................................................................      1,121.7           1,123.8
     Policy loans.........................................................................        435.2             448.5
     Trading securities...................................................................        735.1             902.3
     Other invested assets ...............................................................        131.4             164.4
                                                                                              ---------         ---------

       Total investments..................................................................     24,898.9          24,306.3

Cash and cash equivalents:
     Unrestricted.........................................................................        774.3             776.6
     Restricted...........................................................................         16.1              18.9
Accrued investment income.................................................................        316.9             308.4
Value of policies in force at the Effective Date..........................................      2,485.8           2,629.6
Cost of policies produced.................................................................        562.5             409.1
Reinsurance receivables...................................................................        897.0             975.7
Income tax assets.........................................................................        788.1             967.2
Assets held in separate accounts..........................................................         30.1              32.9
Other assets..............................................................................        312.7             330.8
                                                                                              ---------         ---------

       Total assets.......................................................................    $31,082.4         $30,755.5
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $12,524.7         $12,508.2
       Traditional products...............................................................     11,782.4          11,741.3
       Claims payable and other policyholder funds........................................        863.7             879.8
       Liabilities related to separate accounts...........................................         30.1              32.9
     Other liabilities....................................................................        476.1             498.3
     Investment borrowings................................................................        452.1             433.9
     Notes payable - direct corporate obligations.........................................        758.8             758.9
                                                                                              ---------         ---------

       Total liabilities..................................................................     26,887.9          26,853.3
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................        667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: June 30, 2005 - 151,066,487; December 31, 2004 - 151,057,863).....          1.5               1.5
     Additional paid-in capital...........................................................      2,603.0           2,597.8
     Accumulated other comprehensive income...............................................        473.5             337.3
     Retained earnings....................................................................        448.7             297.8
                                                                                              ---------         ---------

         Total shareholders' equity.......................................................      4,194.5           3,902.2
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity.........................................    $31,082.4         $30,755.5
                                                                                              =========         =========

                                    - more -

                                                                    Conseco (7)
                                                                 August 4, 2005

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                    Three months ended             Six months ended
                                                                           June 30,                       June 30,
                                                                    -------------------         -----------------------
                                                                    2005           2004         2005               2004
                                                                    ----           ----         ----               ----
Revenues:
   Insurance policy income................................        $  728.5       $  737.0     $1,456.2           $1,485.4
   Net investment income (loss):
     General account assets...............................           348.0          318.4        685.8              630.4
     Policyholder and reinsurer accounts..................            (1.6)         (14.8)       (24.9)                .9
     Net realized investment gains (loss).................             7.9           (5.6)         9.5               21.5
   Fee revenue and other income...........................             3.9            4.5          8.1               11.9
                                                                  --------       --------     --------           --------

       Total revenues.....................................         1,086.7        1,039.5      2,134.7            2,150.1
                                                                  --------       --------     --------           --------

Benefits and expenses:
   Insurance policy benefits..............................           703.4          666.5      1,374.4            1,386.2
   Interest expense.......................................            16.1           23.1         30.8               52.2
   Amortization...........................................            88.0           82.3        182.7              180.5
   Gain on extinguishment of debt.........................             -             (2.8)         -                 (2.8)
   Other operating costs and expenses.....................           139.3          163.6        279.7              314.8
                                                                  --------       --------     --------           --------

       Total benefits and expenses........................           946.8          932.7      1,867.6            1,930.9
                                                                  --------       --------     --------           --------

       Income before income taxes.........................           139.9          106.8        267.1              219.2

Income tax expense on period income.......................            51.8           38.5         97.2               78.1
                                                                  --------       --------     --------           --------

       Net income.........................................            88.1           68.3        169.9              141.1

Preferred stock dividends.................................             9.5           23.7         19.0               46.6
                                                                  --------       --------     --------           --------

       Net income applicable to common stock..............        $   78.6       $   44.6     $  150.9           $   94.5
                                                                  ========       ========     ========           ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding..................     151,058,000    127,048,000    151,058,000      113,582,000
                                                               ===========    ===========    ===========      ===========

     Net income...........................................            $.52           $.35          $1.00             $.83
                                                                      ====           ====          =====             ====

   Diluted:
     Weighted average shares outstanding..................     185,002,000    146,992,000    185,883,000      123,790,000
                                                               ===========    ===========    ===========      ===========

     Net income...........................................            $.48           $.34           $.91             $.81
                                                                      ====           ====           ====             ====


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